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                                                                  EXHIBIT 23.1.3


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts", and "Selected Financial Data" and to the use of our reports dated November 19, 2000, with respect to the consolidated statements of operations, redeemable securities and stockholders' equity and cash flows for the year ended January 3, 2000 and
Schedule II -- "Valuation and Qualifying Accounts" of Cosi, Inc. (formerly Xando Cosi, Inc.) included in this Registration Statement (Form S-1) and related Prospectus of Cosi, Inc. for the registration of shares of its Common Stock.

                                                         /s/ Ernst and Young LLP

Stamford, CT
April 15, 2002